Exhibit 21

GEORGIA-PACIFIC CORPORATION SUBSIDIARIES

as of February 6, 2003

The following table lists each subsidiary of Georgia-Pacific Corporation indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name	% of Voting Securities		Jurisdiction
Georgia-Pacific Corporation	—		Georgia
A) 2614 E. Henry Avenue LLC	100		Delaware
B) Arbor Property and Casualty Limited	100		Bermuda
C) Arkansas Louisiana & Mississippi Railroad Company	100		Delaware
D) Ashley, Drew & Northern Railway Company	100		Arkansas
E) Blue Rapids Railway Company	100		Kansas
F) Brown Board Holding, Inc.	100		Delaware
G) Brunswick Pulp & Paper Company	100		Delaware
1) Brunswick Building Products, Inc.	100		Georgia
2) Brunswick P&P, Inc.	100		Georgia
H) Brunswick Pulp Land Company, Inc.	100		Delaware
I) CP&P, Inc.	100		Georgia
J) Containerboard, LLC	100		Georgia
K) CeCorr, Inc.	100		Indiana
L) Color-Box, LLC	100		Georgia
M) Fordyce and Princeton R. R. Co.	100		Arkansas
N) ForestExpress, LLC	28.1159	[1]	Delaware
O) Fort James Corporation	100		Virginia
1) Fort James International Holdings, Ltd.	88.8	[2]	Virginia
a) Brusara Participacoes Ltda.	99.99	[3]	Brazil
b) China Tissue Co. Ltd.	50		British Virgin Islands
i) Shanghai Cimic Fort James Tissue Co. Limited	98.2	[4]	People’s Republic of China
c) Crown Zellerbach AG Zug	95		Switzerland
d) Crown Zellerbach Interamerica, Inc.	100		Panama
e) Fort James Healthcare Management Corporation	100		Delaware
f) Georgia-Pacific Canada Consumer Products, Inc.	100		Canada
i) Canada Cup (1994) Inc.	100		Canada
ii) Dixie Canada Corp.	100		Canada
g) Georgia-Pacific Investment S.a.r.l.	100		US/Luxembourg
i) Georgia-Pacific S.a.r.l.	100		Luxembourg
I) Georgia-Pacific (Bermuda) Finance Limited	100		Bermuda
II) Georgia-Pacific Luxembourg S.a.r.l.	100		Luxembourg

1 Georgia-Pacific Corporation, International Paper Company and Weyerhaeuser Company each own a 28.1159% interest. Mead Corporation, Boise Cascade and Willamette each own a 4.2174% interest. Morgan Stanley owns a 3% interest.

2 Fort James Corporation owns 88.8% of Fort James International Holdings, Ltd. And Fort James Operating Company owns 11.2%.

3 Fort James International Holdings, Ltd. owns 99.99% of Brusara Participacoes Ltda and Fort James Corporation owns .001%.

4 China Tissue Co., Ltd. owns 98.2% of Shanghai CIMIC Fort James Tissue Co., Limited and Shanghai Min. Ying Industrial Co., owns 1.8%

Name	% of Voting Securities		Jurisdiction
1) Georgia-Pacific B.V.	100		The Netherlands
I) Georgia-Pacific S.P.R.L.	100		Belgium
II) Georgia-Pacific France s.c.a.	97.7	[5]	France
A) Georgia-Pacific Belux S.P.R.L.	100		Belgium
B) Georgia-Pacific Brionne S.A.S.	99.99	[6]	France
C) Laboratoires Polive S.N.C.	50		France
D) Sodipan S.C.A.	100		France
a) Sodipan Transformation S.A.R.L.	100		France
E) Sodipan S.N.C.	100		France
F) Vania Expansion S.N.C.	50		France
a) Etablissements Ruby S.A.	90		France
III) Georgia-Pacific GB Limited	58.7	[7]	United Kingdom
A) British Tissues Limited	100		England
B) Fort Sterling Limited	100		England
a) Stuart Edgar	100		England
C) Georgia-Pacific Group Services Limited	100		United Kingdom
D) Troy Fibers Limited	100		United Kingdom
IV) Georgia-Pacific Nederland B.V.	100		The Netherlands
A) Georgia-Pacific Belgium B.V.B.A.	100		Belgium
B) Georgia-Pacific Deutschland GmbH	100		Germany
V) Ipek Kagit A.S.	50		Turkey
VI) Georgia-Pacific S.P.R.L. S. Com. p.A.	100		Spain
A. Georgia-Pacific Iberia Holdings S.L.	100		Spain
a) Georgia-Pacific Hellas S.A.	100		Greece
b) Georgia-Pacific Italia S.r.L.	100		Italy
VII) Georgia-Pacific Europe Limited	100		United Kingdom
VIII)Harmon International Limited	100		United Kingdom
IX) Georgia-Pacific Ireland Limited	100		Ireland
A) Handi-Pak Distributors Limited	100		Ireland
X) Georgia-Pacific Finland OY	100		Finland
A) Georgia-Pacific Scandinavia AB	100		Sweden
B) Georgia-Pacific Scandinavia A/S	100		Denmark
C) Georgia-Pacific Scandinavia AS	100		Norway
D) Ikaalisten Teollisuuspal-Velu oy	100		Finland
E) Ivandon Holding Oy	100		Finland
F) Nokian Palkallispal-Velutoy	100		Finland
G) Zao Georgia-Pacific (Russia)	100		Russia
XI) Georgia-Pacific France S.A.S.	100		France
2) Georgia-Pacific Services S.N.C.	99.9	[8]	Belgium

5 Georgia-Pacific B.V. owns 97.7% of Georgia-Pacific France s.c.a. and Georgia-Pacific S.P.R.L. owns 2.3%.

6 Georgia-Pacific France s.c.a owns 99.99% of Georgia-Pacific Brionne SAS and Georgia-Pacific S.P.R.L. owns .01%.

7 Georgia-Pacific B.V. owns 58.7% of Georgia-Pacific GB Limited and Georgia-Pacific France s.c.a. owns 41.3%.

8 Georgia-Pacific B.V. owns 99.9% of Georgia-Pacific Services S.N.C. and Georgia-Pacific S.P.R.L. owns 1%.

Name	% of Voting Securities		Jurisdiction
ii) Georgia-Pacific Finance, S.a.r.l.	100		Luxembourg
I) Georgia-Pacific Britain Limited	100		Bermuda
h) Jarapar Participacoes Ltda.	99.99	[9]	Brazil
i) St. Francis Insurance Co. Ltd.	100		Bermuda
3) Fort James Maine, Inc	100		Maine
4) Fort James Operating Company	100		Virginia
a) Ecosource Corp.	100		Delaware
b) Fort James Camas L.L.C.	100		Washington
c) Fort James Fiber Canada Corporation	100		Ontario
d) Fort James Green Bay L.L.C.	100		Wisconsin
e) Fort James Northwest L.L.C.	100		Oregon
f) Harmon Associates Ltd.	100		Ontario
g) Harmon International Limited	100		United Kingdom
h) Prim Company L.L.C.	100		Wisconsin
i) West Mason, Inc.	100		Delaware
j) Swanson Wiper Corporation	100	[10]	Wisconsin
5) Naheola Cogeneration Limited Partnership	99	[11]	Delaware
P) G-P California Timber Holdco, Inc.	100		Georgia
Q) G-P Gypsum Corporation	100		Delaware
1) KMHC, Incorporated	100		California
a) Compania Occidental Mexicana, S.A. de C.V.	49		Mexico
R) G-P Paper Canada Corp.	100		Yukon
S) G-P Pulp, LLC	100		Georgia
T) G-P Receivables, Inc.	100		Delaware
U) G-P Wood & Fiber Supply, LLC	100		Georgia
V) Georgia-Pacific Childcare Center, LLC	100		Georgia
W) Georgia-Pacific Foreign Holdings, Inc.	100		Delaware
Z) Georgia-Pacific Holdings, Inc.	100		Delaware
AA) Georgia-Pacific Resins, Inc.	100		Delaware
1) G-P Maine, Inc.	100		Delaware
2) G-P Resins, LLC	100		Georgia
3) Resins Paper Company, Inc.	100		Georgia
AB) Georgia-Pacific West, Inc.	100		Oregon
1) Flakeboard, Inc.	100		Oregon
a) G-P Flakeboard Company	67	[12]	Ontario
2) GPMF, Inc.	100		Delaware
3) G-P Canada Finance Company	100		Nova Scotia
4) G-P Latin America, Incorporated	100		Barbados
a) Inversiones (Chile) Georgia-Pacific Limitada	99.99	[13]	Barbados
i) Georgia-Pacific Masisa Resinas Limitada	99.99	[14]	Barbados

9 Fort James International Holdings, Ltd. owns 99.99% of Jarapar Participacoes Ltda. and Fort James Corporation owns .001%.

10 Fort James Operating Company owns 100% of the preferred stock of Swanson Wiper Corporation and 50% of the common stock.

11 Fort James Pennington, Inc. owns 99% of Naheola Cogeneration Limited Partnership and Naheola Cogeneration, Inc. owns 1%.

12 67% of G-P Flakeboard Company is owned by Flakeboard, Inc. and 33% is owned by F.B.F. Corporation.

13 99.99% of Inversiones Georgia-Pacific (Chile) Limitada is owned by G-P Latin America, Incorporated and .01% is owned by Georgia-Pacific (Barbados) Limited.

14 99.99% of Georgia-Pacific Masisa Resinas Limitada is owned by Inversiones Georgia-Pacific (Chile) Limitada and .01% is owned by Georgia-Pacific (Barbados) Limited.

Name	% of Voting Securities		Jurisdiction
5) Georgia-Pacific Asia, Inc.	100		Delaware
a) Georgia-Pacific-Asia (H. K.) Limited	100	[15]	Hong Kong
6) Georgia-Pacific Building Materials Sales, Ltd.	100		New Brunswick
7) Georgia-Pacific Canada, Inc.	100		Ontario
a) Flakeboard Canada Incorporated	100		Nova Scotia
b) Georgia-Pacific (Barbados), Limited	100		Barbados
i) Resinas Concordia	50	[16]	Barbados
1) G-P Masisa de Brazil	99.99	[17]	Barbados
8) Georgia-Pacific de Mexico, S. de R. L. de C. V.	100	[18]	Mexico
9) Georgia-Pacific Finance, LLC	100		Delaware
10) Georgia-Pacific Foreign Sales Corporation	100		Barbados
11) Georgia-Pacific Global Corporation	100		Oregon
a) GPSP, Inc.	100		Delaware
12) Georgia-Pacific U.K. Limited	100		England
13) Georgia Steamship Company, Inc.	100		Delaware
14) Georgia-Pacific GmbH	100	[19]	Switzerland
15) St. Croix Pulpwood, Limited	100		New Brunswick
16) West Paper Company, Inc.	100		Georgia
17) West Paper, LLC	100		Georgia
AC) Georgia Temp, Inc.	100		Delaware
AD) Gloster Southern Railroad Company	100		Delaware
AE) Great Northern Nekoosa Corporation	100		Maine
1) Chattahoochee Industrial Railroad	100		Georgia
2) Envases Industriales de Costa Rica, S.A.	33.33	[20]	Costa Rica
3) Fipasa-Fibras Panama, S.A.	50		Panama
4) Great Southern Paper Company	100		Georgia
5) Industria Panamena de Papel, S.A.	50		Panama
6) Leaf River Forest Products, Inc.	100		Delaware
a) LRC Timber, Inc.	100		Delaware
b) Leaf Building Products, Inc.	100		Georgia
c) Leaf River, LLC	100		Georgia
d) Old Augusta Railroad Company	100		Mississippi
7) Nekoosa Packaging Corporation	100		Delaware
a) G-P Total Packaging Solutions, Inc.	100		Delaware
8) Nekoosa Papers Inc.	100		Wisconsin
AF) Headquarters Company, LLC	100		Georgia
AG) Millennium Packaging Solutions, LLC	50	[21]	Delaware
AH) NATC California Holdings, LLC	100		Delaware

15 90% of Georgia-Pacific Asia (H.K.) Limited is owned by Georgia-Pacific Asia, Inc. and 10% is owned by Georgia-Pacific Corporation.

16 50% of Resinas Concordia is owned by Georgia-Pacific (Barbados) Limited and 50% is owned by Georgia-Pacific West, Inc.

17 99.99% of G-P Masisa de Brazil is owned by Resinas Concordia and .01% is owned by Georgia-Pacific Resinas Limitada.

18 Georgia-Pacific de Mexico, S. de R.L. de C.V. is owned by both Georgia-Pacific West, Inc. and Georgia-Pacific Investment Company.

19 90% of Georgia-Pacific GmbH is owned by Georgia-Pacific West, Inc. and 10% is owned by Georgia-Pacific Corporation.

20 33.33% of Envases Industriales de Costa Rica, S.A. is owned by Great Northern Nekoosa Corporation and 66.67% is owned by Del Monte Fresh Produce International, Inc.

21 50% of Millennium Packaging Solutions, LLC is owned by Georgia-Pacific Corporation and 50% is owned by Nekoosa Packaging Corporation.

Name	% of Voting Securities		Jurisdiction
i) NATC California, LLC	100		Delaware
AI) Pacific Paper, LLC	100		Georgia
AJ) Phoenix Athletic Club, Inc.	100		Georgia
AK) Southwest Millwork and Specialties, Inc.	100		Delaware
1) Maderas Howrey S. A. de C. V.	100	[22]	Mexico
AL) Tomahawk Land Company	100		Delaware
AM) UWW Holdings, Inc.	100		Delaware
AN) West Georgia Manufacturing Company	100		Georgia
AO) XRS, Inc.	100		Delaware

22 9.6% of Maderas Howrey S.A. de C.V. is issued to Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to Georgia-Pacific Shared Services Corp., Georgia-Pacific Holdings, Inc, Georgia-Pacific Foreign Holdings, Inc. and Georgia-Pacific West, Inc. in equal parts. 100% of Series B stock and 100% of Series C stock are issued to Southwest Millwork and Specialties, Inc.